UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

21SHARES SOLANA ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42904	39-6900299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (646) 370-6016

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of 21Shares Solana ETF	TSOL	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2025, 21Shares Solana ETF (the “Trust”) entered into a new authorized participant agreement (the “Authorized Participant Agreement”) with Macquarie Capital (USA) Inc. (“Macquarie”), pursuant to which Macquarie has agreed to act as an authorized participant of the Trust. The Authorized Participant Agreement provides the procedures for the creation and redemption of blocks of 10,000 shares (“Baskets”) and for the delivery of the solana required for such creation and redemption. The Authorized Participant Agreement differs from the Trust’s agreements with other authorized participants in that it allows for in-kind creation and redemption orders. In connection with each order by Macquarie to create or redeem one or more Baskets, unless waived by the sponsor of the Trust, 21Shares US LLC (the “Sponsor”), the Sponsor shall charge a transaction fee. The Authorized Participant Agreement may be amended as mutually agreed by the parties, without the consent of any shareholder of the Trust (“Shareholder”). The procedures governing the order entry system may be amended by the Trust without the consent of Macquarie or any Shareholder. The Authorized Participant Agreement requires the Trust to indemnify Macquarie and certain of its affiliates in certain situations, including against certain losses arising or related to untrue or alleged untrue statements of material fact under the Registration Statement and Prospectus (as defined therein), breach of the Authorized Participant Agreement or violation of applicable law. The Authorized Participant Agreement continues indefinitely, unless earlier terminated in accordance with its terms.

The foregoing description is a summary, and does not purport to be a complete description, of the Authorized Participant Agreement, and is qualified in its entirety by reference to the Form of Master Authorized Participant Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

Beginning in 2026, the Trust intends to pay cash distributions at least quarterly to Shareholders to distribute staking rewards earned by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of solana held by the Trust, the percentage of the Trust’s solana that is staked, network staking participation rates, protocol reward rates on the Solana network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned. The Trust will notify shareholders of the timing of any distributions via press release.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Master Authorized Participant Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2025	21SHARES SOLANA ETF

21Shares US LLC, as Sponsor of 21Shares Solana ETF

	By:	/s/ Duncan Moir
	Name	Duncan Moir
	Title:	President

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